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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Fitness Holdings, Inc. of our report on Northwest Fitness, Inc. dated June 5, 1998 and our report on Family Fitness Holding Company, Inc. dated June 16, 1998 appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

San Francisco, California
July 7, 1998